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                                                                    Exhibit 16.1



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 10, 2002

Dear Sir/Madam:

We have read Enesco Group Inc.'s Item 4 included in the Form 8-K dated June 10, 2002 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP

Arthur Andersen LLP


Copy to:  Mr. Jeffrey W. Lemajeur, Chief Financial Officer